UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 7, 2011

RBC BEARINGS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	333-124824	95-4372080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tribology Center

Oxford, CT 06478

(Address of principal executive offices) (Zip Code)

(203) 267-7001

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On September 13, 2011, RBC Bearings Incorporated (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) with the U.S. Securities and Exchange Commission to report under Item 5.07, Submission of Matters to a Vote of Security Holders, the voting results of its annual meeting of stockholders held on September 7, 2011 (the “2011 Annual Meeting”), including the results of a non-binding, advisory proposal on the frequency of conducting stockholder advisory votes on the compensation of the Company’s named executive officers.  This Current Report on Form 8-K/A is being filed as an amendment to the Original 8-K for the sole purpose of disclosing the subsequent decision of the Compensation Committee and the Board of Directors of the Company as to how frequently the Company will conduct future stockholder advisory votes on the compensation of its named executive officers. No other changes have been made to the Original 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders

As previously reported in the Original 8-K, at the 2011 Annual Meeting, the Company’s stockholders voted, on an advisory basis, to conduct future stockholder advisory votes on the compensation of the Company’s named executive officers every year.  The Compensation Committee and Board of Directors has considered the voting results of the 2011 Annual Meeting and other factors, and have determined that the Company will hold future stockholder advisory votes on the compensation of the named executive officers every year until its next vote on the frequency of holding stockholder votes on the compensation of its named executive officers.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 2, 2011

RBC BEARINGS INCORPORATED

By:	/s/ Thomas J. Williams
Name: Thomas J. Williams
Title: Corporate General Counsel & Secretary